EXHIBIT 32.1
CERTIFICATION
In connection with the Quarterly Report of Midwest Banc Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on November 9, 2007 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James J. Giancola

Name:	James J. Giancola
Title:	President and Chief Executive Officer
Date:	November 9, 2007

/s/ Daniel R. Kadolph

Name:	Daniel R. Kadolph
Title:	Executive Vice President and Chief Financial Officer
Date:	November 9, 2007